    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                    Exhibit 10.9
                                                                    ------------



       This AMENDMENT AND RESTATEMENT OF JOINT MARKETING AND SERVICES AGREEMENT (this "Amendment"), dated as of May __, 2000, is by and between StorageNetworks, Inc., a Delaware corporation ("StorageNetworks") and GlobalCenter Inc., a Delaware corporation (individually, "GlobalCenter" and collectively, with StorageNetworks, the "Parties").

                                   WITNESSETH
                                   ----------

     WHEREAS, StorageNetworks and GlobalCenter (referred to therein as Global Crossing Ltd.) are parties to that certain Joint Marketing and Services Agreement, dated as of October 29, 1999 (the "Agreement");

     WHEREAS, the Parties acknowledge that, as a result of a scrivener's error, GlobalCenter Inc. was incorrectly referred to as Global Crossing Ltd. in the Agreement;

     WHEREAS the Parties further acknowledge that GlobalCenter has been, and will continue to be, responsible for all of the obligations and undertakings set forth in the Agreement;

     WHEREAS, StorageNetworks and GlobalCenter desire to amend and restate the Agreement as provided herein; and

       WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend and restate the Agreement as follows:


1.   SCOPE OF AGREEMENT

1.1. The Parties desire to establish a cooperative program (the "Program") for the design, installation and management of enterprise storage services and the performance of professional services (collectively, the "Services") to current and potential Customers through StorageNetworks Storage Points of Presence ("S-POPs") S-POPs located in GlobalCenter Data Centers ("GDCs").

1.2. "Customers" shall mean any current and prospective customers who are (i) hosted in GDCs and uses any Services provided through S-POPs in any GDCs, (ii) not hosted in GDCs but use any Services provided through S-POPs in any GDCs (except as otherwise mutually agreed to by the Parties) and (iii) hosted in GDCs and use Services provided remotely through S-POPs located in facilities owned by StorageNetworks or other third parties.

1.3. "Services" shall mean all current and future StorageNetworks managed data storage service offerings and professional services related to such data storage service offerings; provided, however, that prior to offering any new service in or through a GDC (other than StorageNetworks' existing DataPACS, SafePACS, BackPACS and NetPACS services), StorageNetworks must obtain GlobalCenter's prior written approval (which approval may be withheld in GlobalCenter's sole discretion). Notwithstanding anything to the contrary set forth herein, in the event GlobalCenter does not approve of StorageNetworks' offering of any such new managed data storage service (a "Refused Service"), GlobalCenter agrees that it shall not subsequently enter into an agreement with


This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

another third party to offer a service substantially similar to such Refused Service without allowing StorageNetworks to offer the Refused Service as well.

1.4. The parties shall share revenues derived from the Services in accordance with the terms and conditions set forth in Exhibit A hereto.

2.  TERM

2.1. The term of this Agreement shall continue until May 31, 2003 (the "Initial Term").

2.2. Each Party has the right to extend the Agreement for an additional twenty-four (24) month term, following the conclusion of the Initial Term provided such Party exercises this option not less than ninety (90) days prior to the expiration date of the Initial Term by giving written notice to the other Party, and provided that the other Party does not decline the extension within 30 days of its receipt of such notice.

3.  UNDERTAKINGS

3.1.  STORAGENETWORKS UNDERTAKINGS

3.1.1. StorageNetworks shall provide professional services to Customers and high-availability enterprise data storage services to Customers at agreed upon GDCs and, outside such GDCs, within such distances as current technology permits.

3.1.2. StorageNetworks shall develop, co-market, deliver and support the Services as more fully described in the Operations and Implementation Plan attached hereto as Exhibit B.

3.2.  GLOBALCENTER UNDERTAKINGS

3.2.1. GlobalCenter shall provide space, power and connectivity to meet the S-POP requirements set forth in Exhibit D for the Services and shall work with StorageNetworks to develop, co-market, deliver and support the Services as more fully described in Exhibit B.

3.2.2. GlobalCenter shall maintain services to the S-POPs located at the GDCs at the levels specified in the master service agreement attached hereto as Exhibit E (the "GlobalCenter MSA"). In addition, the Parties shall execute the GlobalCenter MSA and shall enter into GlobalCenter Service Orders for space to be licensed to StorageNetworks pursuant to this Agreement in substantially the form of Exhibit C attached hereto. StorageNetworks shall pay for such space at the rates set forth in Exhibit A.

3.2.3. GlobalCenter shall provide StorageNetworks with the ability to obtain additional space within GDCs as determined by the business needs of StorageNetworks and GlobalCenter to support this Agreement upon terms mutually agreeable to the Parties.

3.2.4. In addition to all current GDC locations owned solely by GlobalCenter, during the term of this Agreement, GlobalCenter shall allow StorageNetworks to deliver the Services to all future GDC locations owned solely by GlobalCenter upon the same terms set forth in Exhibit A and the GlobalCenter MSA. In addition, during the term of this Agreement, upon the written request of StorageNetworks, GlobalCenter shall use commercially reasonable efforts to give StorageNetworks the ability to deliver Services at future GDCs owned, but not solely owned, by GlobalCenter on terms substantially similar to those set forth in Exhibit A and the GlobalCenter MSA. Notwithstanding anything to the contrary set forth herein, to allow GlobalCenter to effectively forecast space requirements for any new GDC, if StorageNetworks does not notify GlobalCenter of its intent to deliver Services in any GDC within thirty (30) days of GlobalCenter's written notification (including any e-mail which GlobalCenter confirms has been received by StorageNetworks' Executive Vice


This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

President of Operations) to StorageNetworks of a planned GDC, GlobalCenter shall not be required to allow StorageNetworks to deliver Services in such GDC.

4.  SUBCONTRACTING

4.1. Where the nature of the Services so requires, either Party may retain such employees, agents or subcontractors on its own behalf and to its own account as such Party in its discretion deems necessary to perform the said Services.

4.2. Where a Party retains persons to perform Services for the other Party such persons shall at all material times be considered employees, agents or subcontractors of the retaining Party, and not the other Party. All obligations owed to such persons incidental to an employer/employee relationship shall be the sole responsibility of the retaining Party.

5.  IMPLEMENTATION PLAN

5.1. The Parties shall establish and implement the Program in accordance with the Operations and Implementation Plan, attached hereto as Exhibit B (the "Implementation Plan").

6.  PROGRAM RESPONSIBILITIES

6.1.  GLOBALCENTER RESPONSIBILITIES.

6.1.1. GlobalCenter hereby covenants to perform the following activities in connection with the Program, at its own and sole expense (except as otherwise set forth herein):

 . GlobalCenter shall provide suite-like facilities in a secure, caged environment for all S-POPs in accordance with this Agreement.

 . GlobalCenter shall promote, market and support the Services to current and potential Customers that are or may be hosted at GDCs.

 . GlobalCenter shall integrate the Services into GlobalCenter's existing sales distribution channels and include the Services in its catalogues and list the Services in its price lists.

 . GlobalCenter shall integrate the Services into GlobalCenter's marketing and sales support programs, including trade show involvement and support.

 . GlobalCenter shall provide a Program Director to perform the following functions:

1. Serve as marketing/sales liaison between the StorageNetworks and GlobalCenter sales forces.

2. Develop GlobalCenter sales programs to target new prospects and key accounts.

3.  Support the preparation of Services proposals.

4.  Plan and conduct Customer visits.

5.  Coordinate Customer engagements and contracts

6.  Address operational issues concerning the Services

This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

 . GlobalCenter shall use the Services for internal usage (e.g. information technology and applications) and internally developed or outsourced products if GlobalCenter deems the Services suitable in terms of function and price.

 . GlobalCenter will plan and coordinate with StorageNetworks sales, marketing and related activities and inducements of the type detailed on Exhibit H.

6.2.  STORAGENETWORKS RESPONSIBILITIES

6.2.1. StorageNetworks hereby covenants to perform the following activities in connection with the Program, at its own and sole expense:

 . StorageNetworks shall provide all hardware, software, network equipment and personnel required to deliver the Services.

 . StorageNetworks is responsible to orient appropriate GlobalCenter Operations, Sales, Professional Services and Product Management staff on the Services prior to release of said Services. StorageNetworks will orient additional
GlobalCenter personnel as appropriate. Additionally, StorageNetworks is responsible to ensure that StorageNetworks support personnel are adequately trained as required to provide support to GlobalCenter Customers with respect to the data storage Services.

 . StorageNetworks shall promote and market the Services to StorageNetworks customers in and around locations with GDCs. StorageNetworks shall refer to and recognize GlobalCenter as a "Preferred Hosting Service Partner" and will use commercially reasonable efforts to proactively direct business as early in the customer engagement cycle as possible towards GDC locations in order to make this Agreement more successful. Notwithstanding the foregoing, GlobalCenter acknowledges that, while StorageNetworks has agreed to use commercially reasonable efforts to cause such customers to use GDCs, those customers are free to procure such Services at a third party facility and nothing contained in this paragraph shall be viewed as a guarantee that StorageNetworks to will ultimately succeed in causing its customers to procure such Services at any applicable GDC. Furthermore, StorageNetworks agrees that it will not offer "Preferred Hosting Service Partner" status (or any substantially similar designation or relationship) to any other hosting provider.

 . StorageNetworks shall provide a Program Director to perform the following functions:

1. Serve as marketing/sales liaison between the StorageNetworks and GlobalCenter sales forces.

2. Develop StorageNetworks sales programs to target new prospects and key accounts.

3.  Support the preparation of proposals.

4.  Plan and conduct Customer visits.

5.  Address operational, customer engagement and related matters.

7.  PROGRAM MANAGEMENT

7.1. Management Personnel and Meetings. Each Party shall designate one (1) employee to serve as that Party's executive representative for the Program (each, an "Executive Representative"). The Executive Representatives will oversee and direct the activities of the Program. The Executive Representatives shall meet as frequently as necessary, but in no event less than four (4) times per year.


Each Party shall designate one or more program director(s) (each, a "Program Director") to manage that Party's day-to-day sales and operational activities in accordance with this Agreement and direction from the Executive


This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

Representatives. The Program Directors shall meet as frequently as necessary, but in no event less than four times per year. If the Program Directors cannot resolve an issue, they shall submit such issue to the Executive Representatives for resolution.

Each Party shall provide the other Party written notice of a change in a designated Executive Representative or Program Director and identify an appropriate replacement, in writing as soon as practicable thereafter.

Each party agrees to conduct a joint annual review of the agreement inclusive of operations, costs, prices and historical performance.

7.2. Key Business Objectives. The Parties may develop business and performance objectives (the "Objectives") for the Program. The Objectives may address targets for implementation schedule, revenue and sales incentives. If adopted, the Executive Representatives shall review and modify the Objectives on an annual basis.

7.3. Customer Engagement. StorageNetworks shall contract with all Customers for the delivery of the Services. In connection therewith, (a) all Customer contracts must be approved, in advance, by GlobalCenter (and GlobalCenter shall respond to any written request (including e-mail) for approval within one (1) business day; provided, however, that GlobalCenter shall only be required to respond in such time frame to the extent that StorageNetworks follows any such written request with a phone call to confirm that an authorized GlobalCenter Representative has actually received such request), (b) StorageNetworks shall provide GlobalCenter a copy of each executed Customer contract within twenty
(20) days of the execution of such contract and (c) StorageNetworks shall not, without GlobalCenter's prior written consent, provide any Services to Customers unless and until any such Customer executes a written contract. In the event that GlobalCenter disapproves of any such contract, (i) GlobalCenter shall not subsequently provide substantially similar services to such Customer through a competitive third party provider without first giving StorageNetworks the opportunity to provide the co-branded Services to such Customer on substantially similar terms and (ii) GlobalCenter shall not share any confidential information received from StorageNetworks in connection with any such disapproved contract with any competitive third party provider of such services.

7.4. Marketing/Advertising and Promotional Material. The Parties shall jointly design and develop all marketing materials to be used in connection with the Services (the "Marketing Materials"). All press releases, advertising and promotional material relating to the Program shall be approved in advance by each Party. The Parties shall designate marketing representatives to coordinate all advertising and promotional material relating to the Program. Each party shall be responsible for its own internal time and expenses utilized to develop the Marketing Materials. The reasonable out-of-pocket costs of developing, preparing, conducting, delivering and/or distributing all joint marketing activities and collateral shall be borne equally by the Parties. In addition, the Parties shall work together to discuss the creation of a joint marketing fund which will be used primarily to publicize the launch of new S-POPs in GDCs around the world.

7.5. Project Teams. Each party shall select a project team to guide the implementation and release of the Services. A roster for such teams and the team members' responsibilities is attached as Exhibit H.

7.6. Responsibility for Personnel. Each Party shall have responsibility for all acts and omissions of their respective personnel with respect to the performance of this Agreement.

7.7. Personnel Related Benefits and Taxes. Neither Party shall have any obligation for any employee-related benefits applicable to the other Party's personnel performing services pursuant to this Agreement. Each Party shall be responsible for their employees' portion of FICA and for withholding income for federal and state income tax purposes to the extent required by law.

This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

8.  CHARGES, PAYMENT AND INVOICING

8.1. Initially, StorageNetworks shall invoice Customers for all Services delivered, made available or contracted for by Customers. Notwithstanding the foregoing, the Parties agree that, at any time in the future, upon sixty (60) days written notice to StorageNetworks, GlobalCenter may assume the responsibility for invoicing Customers for the Services. StorageNetworks agrees to use all commercially reasonable efforts to cooperate in transitioning any billing functions to GlobalCenter at the time of any such request.

8.2. StorageNetworks will pay to GlobalCenter, forty-five (45) days following the end of any calendar month, a percentage of the aggregate revenues recognized, in accordance with GAAP, by StorageNetworks with respect to all Customers during such month, such percentage to be determined in accordance with Exhibit A hereto. In order to allow GlobalCenter to verify the appropriate payment amounts, together with such payment, StorageNetworks shall provide to GlobalCenter a true and accurate summary of the aggregate amounts owed by Customers for each Service provided through any S-POP in a GDC or any services provided remotely to any Customer during the applicable month. Such summary shall include not only the total amounts owed by all Customers, but shall also include an itemized breakdown of Customers and the Services provided to such Customers. Upon GlobalCenter's written request, StorageNetworks shall make available to GlobalCenter copies of all invoices delivered to Customers; provided, however, that GlobalCenter shall be entitled to request such copies no more than four (4) times per calendar year (except to the extent that invoices made available pursuant to any request evidence an underpayment to GlobalCenter of greater than 5%, in which case such request shall not be considered one of GlobalCenter's allotted requests).

8.3. GlobalCenter shall have the right, upon not less than thirty (30) days written notice, to audit StorageNetworks' books and records as they relate to the Services. GlobalCenter may exercise this right no more often than twice per calendar year unless pursuant to any such audit an underpayment to GlobalCenter in excess of 5% is discovered, in which case such audit shall not be considered one of GlobalCenter's allotted audits. All information provided to GlobalCenter in connection with any such audit and any information GlobalCenter learns solely as a result of such audit shall be considered confidential information and shall be subject to the confidentiality provisions set forth in Article 9 of this Agreement. GlobalCenter shall bear all of its costs in connection with any such audit and shall reimburse StorageNetworks for any reasonable out-of-pocket costs incurred by StorageNetworks in connection with such audit; notwithstanding the foregoing, in the event that the results of such audit reveal that GlobalCenter has been undercompensated by more than five percent (5%), StorageNetworks shall bear all costs in expenses (including, without limitation, GlobalCenter's reasonable costs and expenses) in connection with such audit. Such audits will be conducted during normal business hours. To the extent that GlobalCenter engages any third party to conduct such audit, such third party shall be required to execute an appropriate confidentiality agreement (substantially similar to Article 9 of this Agreement) with StorageNetworks in advance of such audit.

8.4. StorageNetworks shall pay GlobalCenter for any GDC space (including all power and connectivity required in accordance with Exhibit D) provided to StorageNetworks in accordance with GlobalCenter MSA and any related Service Orders in accordance with the schedule of charges for such space set forth in Exhibit A. GlobalCenter shall issue invoices to StorageNetworks in accordance with the terms of the GlobalCenter MSA, itemizing the amounts payable for each in connection with each such GDC.

8.5. StorageNetworks shall issue payment by check, wire transfer, or as otherwise agreed no later than thirty (30) days following receipt of an invoice, except for those items in such invoice disputed in good faith.

9.  CONFIDENTIALITY

9.1. The Parties acknowledge, understand and agree that the performance of this Agreement may require the disclosure to the other of, or each may come to know, trade secrets, proprietary and confidential information and know-how of the other relating to aspects of their products, businesses, competitive activities or relationships, and that their respective businesses and competitive positions require that said trade secrets and all such proprietary and confidential information and know-how continue to remain secret and confidential.


This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

GlobalCenter and StorageNetworks each represents and warrants to the other that it shall not use or gain any competitive advantage from said secrets and information of the other party to the detriment of such party.

Each party ("Recipient") shall keep confidential all secret, confidential or proprietary information, knowledge or data of the other that is submitted to it in writing marked confidential, or conveyed orally to the other with the understanding that it is proprietary, secret or otherwise confidential. This obligation of confidence shall not apply to (a) any such information that is currently or subsequently becomes part of the public domain, unless wrongfully placed in the pubic domain by the Recipient, (b) information which is rightfully obtained from any third party who is not then bound by an obligation to maintain such information in confidence or is developed independently by Recipient (as evidenced by contemporaneous written records maintained in the ordinary course of business), or (c) information which was known to Recipient prior to its disclosure pursuant to or in anticipation of this Agreement (as evidenced by contemporaneous written records maintained in the ordinary course of business) provided that the source of such information was not bound by any obligation to maintain such information in confidence.

The Recipient shall not be prohibited from releasing such information when such disclosure is required by law, regulation or pursuant to legal process or is incidental to the performance of the Recipient's obligations hereunder; provided, however, that the Recipient, upon receipt of a subpoena or other such similar order or legal process, shall promptly give written notice to the disclosing party to enable the disclosing party to seek a protective order or other such appropriate relief.

Neither GlobalCenter nor StorageNetworks will use each other's trademarks, service marks or other proprietary information without the prior written consent of the other party. In addition to the foregoing, the terms and conditions of this Agreement shall be deemed confidential information; provided, however, the fact of the existence of this Agreement may be disclosed in accordance with the aforementioned circumstances.

10.  EXCLUSIVITY

10.1. This Agreement shall in no way restrict either Party's ability to market or provide its services or products to any end-user of such services or in conjunction with any third party or parties.

10.2. StorageNetworks agrees that, during the term of this Agreement, if it determines to locate an S-POP in any metropolitan area in which (i) StorageNetworks does not currently have an S-POP and (ii) GlobalCenter has an operational or planned facility capable of supporting an S-POP in accordance with the requirements set forth in Exhibit D, StorageNetworks will provide GlobalCenter a right of first refusal to host such new S-POP, exercisable within ten (10) days of StorageNetworks' notice to GlobalCenter of its intention to locate such S-POP. This right of first refusal shall apply only to the first S-POP StorageNetworks determines to locate in such metropolitan area and shall not apply if (a) a customer or customers who are or have already committed to another provider's facilities and then choose to seek services from StorageNetworks or (b) GlobalCenter is not able to meet StorageNetworks timeline or other specifications for such S-POP.

10.3. No contract entered into between StorageNetworks and any Customer may be transferred to an S-POP in any non-GlobalCenter hosting facility. In the event that any Customer transfers to another hosting provider for reasons outside of GlobalCenter's sole control, including, without limitation, GlobalCenter's failure to meet its service levels for any other service provided to such Customer by GlobalCenter, and continues to receive Services at such other facility, StorageNetworks agrees to continue to pay GlobalCenter the applicable payment percentage, in accordance with Exhibit A, as if such Customer were still in a GDC for the remainder of the original term of such Customer's contract entered into pursuant to this Agreement.

11.    TERMINATION

11.1.  Termination for Cause.   Either Party may terminate this Agreement upon
thirty (30) days prior written notice if the other Party breaches any material provision of this Agreement and fails to cure such breach within the thirty

This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

(30) day notice period. In the event of a termination pursuant to this Section, the Parties will attempt to negotiate in good faith an appropriate transition for any joint sales, marketing or operations activities in progress.

11.2. Effect of Termination or Expiration. The termination or expiration of this Agreement shall terminate the obligations of the Parties to perform any joint marketing activities hereunder but no such termination shall have any effect on any existing agreements with Customers for Services, which will continue in full force and effect until terminated as per the terms of the individual Customer agreements. For the avoidance of doubt, StorageNetworks shall pay to GlobalCenter (i) the applicable percentage of service revenues for all such existing Customer agreements through the terms of all such agreements and (ii) the applicable price for licensed data center space necessary to support such Customers, all in accordance with the terms of Exhibit A hereto.

11.3. Post-Termination Relationship. Should this agreement be terminated or expire, StorageNetworks may continue, at its option, to occupy any then presently occupied S-POP space in any GDC on the standard terms and conditions set forth in the GlobalCenter MSA. The charges for any such space shall be provided pursuant to a valid GlobalCenter Service Order and shall equal GlobalCenter's then-current market rates for each such space (including any minimum bandwidth requirements for such space in accordance with GlobalCenter's then current standard practices).

12.  OWNERSHIP OF INTELLECTUAL PROPERTY

12.1. Branding. Services shall be co-branded as determined by the Parties under the direction and continuity of the Project Team marketing representatives. Said Services, although branded under the GlobalCenter naming conventions, will be marketed as being provided by and through StorageNetworks. Both companies' logos shall appear on all invoices, marketing or promotional materials utilized in reference to the Services (e.g. websites, hardcopy data sheets, brochures).

12.2. Trade/Service Marks. Trade and Service Marks associated with GlobalCenter's promotion of the Services will, to the extent possible, be jointly owned by the Parties.

12.3. Intellectual Property Ownership. Software and other intellectual property developed by StorageNetworks at the request of GlobalCenter or in the course of performing Services, shall remain the property of StorageNetworks. Software and other intellectual property developed by GlobalCenter in the course of supporting the Services, shall remain the property of GlobalCenter.

13.  WARRANTIES

13.1. Each Party represents and warrants it has full power and authority to enter into and perform this Agreement, and that the person signing this Agreement on its behalf has been properly authorized to enter this Agreement.

14.  LIABILITY

14.1. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER ARISING IN AN ACTION OF CONTRACT, TORT OR OTHER LEGAL THEORY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.  DISPUTE RESOLUTION

15.1. Neither Party may bring a dispute arising in connection with this Agreement before any judicial or quasi-judicial entity unless and until the aggrieved Party notifies the other Party of the claim and attempts to resolve the dispute by causing the Executive Representatives to meet within thirty (30) days following notice of a controversy or claim to attempt to resolve the dispute in good faith. Prior to such meeting, the Parties shall investigate the circumstances of the dispute.

This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

15.2. If the Parties' Executive Representatives cannot resolve the dispute at this meeting, or the non-aggrieved Party refuses to cooperate, the aggrieved Party may then pursue any and all available remedies. In the event that the non-aggrieved Party has refused to cooperate in the dispute resolution meeting and the aggrieved Party ultimately prevails at trial or in another agreed to form of alternate dispute resolution, the aggrieved Party may recover its reasonable attorney's fees.

16.  INDEMNIFICATION

16.1. GlobalCenter Indemnity. GlobalCenter shall indemnify and hold StorageNetworks, its parent, subsidiaries and affiliates, if any, and the respective employees and agents of any of them, harmless from and against any and all claims, liabilities, losses, damages and causes of action relating to bodily injury, death, or property damage directly caused by the intentional or negligent acts or omissions of GlobalCenter in the performance or nonperformance by GlobalCenter of this Agreement; provided, however, that GlobalCenter shall not be responsible for injury attributable to the acts or omissions of StorageNetworks, its parent, subsidiaries and affiliates, if any, or the respective agents and employees of any of them.

17.2. StorageNetworks Indemnity. StorageNetworks shall indemnify and hold GlobalCenter, its parent, subsidiaries and affiliates, if any, and the respective employees and agents of any of them, harmless from and against any and all claims, liabilities, losses, damages and causes of action relating to bodily injury, death, or property damage directly caused by the intentional or negligent acts or omissions of StorageNetworks in the performance or nonperformance by StorageNetworks of this Agreement; provided, however, that StorageNetworks shall not be responsible for injury attributable to the acts or omissions of GlobalCenter, its parent, subsidiaries and affiliates, if any, or the respective agents and employees of any of them.

17.  GENERAL

17.1. Independent Contractor. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between GlobalCenter and StorageNetworks. Neither Party is authorized as an agent, employee or legal representative of the other Party. Except as specifically set forth herein, neither Party shall have power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors. Neither Party shall have any power or authority to bind or commit the other.

17.2. Headings. Headings used in this Agreement are for reference only and shall not be deemed a part of this Agreement.

17.3. Applicable Law. This Agreement shall be interpreted, construed and governed by the internal laws of the State of New York, without regard to its conflicts of law provisions.

17.4. Assignment. This Agreement and the rights and obligations may not be assumed, assigned and/or delegated without the prior written consent of the other Party other than to a corporation controlled by, controlling or under common control with the assigning Party.

17.5.  Notices.   All notices, requests, demands, or communications required or permitted hereunder shall be in writing, delivered personally or by telex, telegram, or certified, registered, or express mail at the respective addresses set forth above (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed effective upon personal delivery on the calendar day following the date of the telex, telegram, or when received if sent by registered, certified, or express mail.

17.6.  Entire Understanding.   This Agreement shall become binding when signed
by both Parties. This Agreement constitutes the entire understanding of the Parties hereto, and supersedes all prior or contemporaneous written and oral agreements, regarding the subject matter hereof, including specifically and without limitation the Letter


This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

of Intent dated as of August 12, 1999. Notwithstanding the foregoing, nothing herein shall affect any nondisclosure agreement between the Parties entered into prior to the Effective Date. This Agreement may not be modified or amended except in writing signed by both Parties. No third party shall have any interest herein or be deemed a third Party beneficiary of this Agreement.

17.7. Excusable Delay. If the performance of this Agreement, or of any obligation hereunder, is prevented, restricted or interfered with by reason of
(i) acts of God; (ii) wars, revolution, civil commotion, acts of public enemies, blockage or embargo; (iii) acts of any Government in its sovereign capacity;
(iv) labor difficulties, including, without limitation, strikes, slowdown, picketing or boycotts; or (v) any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis.

17.8. Survival. The obligations of the Parties under this Agreement, which by their nature would continue beyond termination, cancellation, or expiration of this Agreement shall in all cases survive the termination, cancellation or expiration of this Agreement.

17.9. Waiver. The failure of either Party to insist on the strict performance of any terms, covenants and conditions of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights hereunder, or any course of conduct or dealing shall not be construed as a waiver or relinquishment of any such rights or conditions at any future time and shall in no way effect the continuance in full force and effect of all the provisions of this Agreement.

This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.


  STORAGENETWORKS, INC.            GLOBALCENTER INC.


  By: ________________________     By: _______________________


  Title: _______________________   Title: ____________________


  Date: ______________________     Date: _____________________


This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

     EXHIBITS
--------------------------------------------------------------------------------
     EXHIBIT A:  Description of the Services

     EXHIBIT B:  Implementation Plan

     EXHIBIT C:  Service Order

     EXHIBIT D:  Key Business and Performance Objectives

     EXHIBIT E:  Facility Requirements

     EXHIBIT F:  GlobalCenter Master Service Agreement

     EXHIBIT G:  Mutual Inducements

     EXHIBIT H:  Project Teams

     EXHIBIT I:  Marketing Engagement Plan

     EXHIBIT J:  Sales Rules of Engagement



This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

EXHIBIT A DESCRIPTION REVENUES AND FLOOR SPACE
--------------------------------------------------------------------------------

SERVICES OVERVIEW
-----------------

  The managed data storage Services provide GlobalCenter "hosting" customers with access to a centralized data storage service. The professional services provide Customers with assessment, implementation and design of storage solutions, both in conjunction with the managed data storage Services and independently. In addition, the Services will include remote services provided to GlobalCenter "hosting" customers and services provided at S-POPs in GDCs to StorageNetworks customers that are not GlobalCenter "hosting" customers.

SERVICE REVENUES
----------------

  StorageNetworks will pay to GlobalCenter a percentage of all revenue due from Customers for Services (including, without limitation, any data storage, professional services and setup fees) during the term of this Agreement in accordance with the following table. Such payments will be made in accordance with Section 8.2 of the Agreement.

                         Term Year                                        Percentage
-----------------------------------------------------------------------------------------------
Year 1 (from June 1, 2000 through May 31, 2001)                            [**]%
-----------------------------------------------------------------------------------------------
Remaining Term (from June 1, 2001 through the end of the                   [**]%
 Initial Term)
-----------------------------------------------------------------------------------------------
Any renewal term                                               To be negotiated by the Parties
-----------------------------------------------------------------------------------------------

  *Notwithstanding the table above, GlobalCenter shall receive [**]% of all revenue from Customers for Services who enter into agreements for such services on or before May 31, 2000.

  ** The Parties acknowledge GlobalCenter's desire to obtain a greater percentage of the revenues derived from the Services if StorageNetworks achieves a gross margin percentage of greater than [**]% in its business (or, in the case of clause (c) below, a gross margin percentage of greater than [**]% in its business at GDCs before taking into account any amounts payable to GlobalCenter pursuant to this Agreement). StorageNetworks is willing to renegotiate the above revenue share percentages with the aim of permitting GlobalCenter to further participate in the increased efficiency of StorageNetworks operations reflected by the achievement of gross margin in excess of [**]%. Whether StorageNetworks has achieved a gross margin of greater than [**]% shall be determined: (a) if StorageNetworks has a class of publicly-traded securities or is otherwise subject to the reporting requirements of the Securities Exchange Act of 1934, from any publicly available filing StorageNetworks makes with the Securities and Exchange Commission; or (b) if StorageNetworks does not have a class of publicly traded securities or is otherwise not subject to the reporting requirements of the Securities Exchange Act of 1934, from StorageNetworks most recent audited financial statements; or (c) regardless of whether StorageNetworks has a class of publicly-traded securities or is otherwise subject to the reporting requirements of the Securities Exchange Act of 1934, if StorageNetworks establishes internal processes and record keeping that analyzes StorageNetworks gross margin percentage derived from its individual hosting service provider joint marketing and services agreements, from such records.


MOST FAVORED PARTNER
--------------------

  StorageNetworks agrees that in the event that a third party enters into a contract for Services, or any service, which is more advantageous (in its totality) to such third party in any respect than this Agreement is to GlobalCenter, GlobalCenter shall be notified of such agreement within five (5) days of its execution and shall be offered the ability to enter into a similar arrangement with StorageNetworks. GlobalCenter shall have the right to engage an

This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

independent auditor, from one of the five nationally recognized accounting firms not then-currently engaged by one of the Parties, to determine whether StorageNetworks is in compliance with this provision.

FLOOR SPACE CHARGES
-------------------

StorageNetworks will pay a monthly fee for all space licensed by StorageNetworks in GlobalCenter GDCs for S-POP data centers (such fee to include all power and connectivity required in accordance Exhibit D). In connection with the execution of this Agreement, the Parties will execute a GlobalCenter MSA which describes the terms and conditions of such license. The applicable monthly fee shall be determined as follows:

(a) From the date hereof through April 30, 2001, StorageNetworks will pay a maximum amount of US$[**] per square foot of licensed space in each U.S. GDC space that StorageNetworks currently occupies or in which it establishes a new S-POP. The floor space shall paid at a graduated rate, as follows: (i) StorageNetworks shall pay US$[**] per square foot of licensed space upon the opening of any S-POP in a GDC and (ii) StorageNetworks shall increase its payments by US$[**] per square foot per Customer until three or more Customers are installed or using such S-POP, at which point the price for the floor space at such S-POP shall equal the full US$[**] per square foot. Notwithstanding anything to the contrary set forth herein, StorageNetworks shall pay the full US$[**] per square foot commencing on the first day of the fifth month following the establishment of any S-POP for that S-POP.

(b) From May 1, 2001 through the remainder of the term of this Agreement, StorageNetworks will pay a maximum of US$[**] per square foot of licensed space in each U.S. GDC that StorageNetworks currently occupies space or in which it establishes an S-POP. The floor space shall paid at a graduated rate, as follows: (i) StorageNetworks shall pay US$[**] per square foot of licensed space upon the opening of any S-POP in a GDC and (ii) StorageNetworks shall increase its payments by US$[**] per square foot per Customer until three or more Customers are installed or using such S-POP, at which point the price for the floor space shall equal the full US$[**] per square foot. Notwithstanding anything to the contrary set forth herein, StorageNetworks shall pay the full US$[**] per square foot commencing on the first day of the third month following the establishment of any S-POP for that S-POP.

(c) For all GlobalCenter wholly-owned GDC locations in Europe and Australia, StorageNetworks will pay a price per square foot of licensed space in each applicable GDC equal to [**] percent ([**]%) off of the list price of such space at the time that StorageNetworks establishes an S-POP in any such GDC. In addition, such licensed space shall be paid for at graduated rates proportional to those set forth in paragraphs (a) and (b) above during the periods covered by each of those paragraphs.

(d) For all GDC locations outside the U.S., Europe and Australia or GDC locations not wholly-owned by GlobalCenter, the Parties shall work together to jointly determine the appropriate price for such licensed space and such space shall be paid for at graduated rates proportional to those set forth in paragraphs (a) and (b) above or at such other rates as the Parties may mutually agree.

This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

EXHIBIT B  IMPLEMENTATION AND OPERATIONS PLAN
--------------------------------------------------------------------------------

  StorageNetworks agrees to install StorageNetworks equipment in GDCs as GDCs become available, if and only if sufficient pre-orders exist for data storage Services from such GDCs to justify such installation or if StorageNetworks determines that historical sales performance at existing S-POPS located in GDCs justify such installation; provided, however, that StorageNetworks shall not be entitled to decline installation in any GDC if it is installed, or has agreed to install, at any other hosting facility in the same metropolitan area as any GDC (in the event that StorageNetworks is compelled to install in any GDC pursuant to this clause, StorageNetworks shall use commercially reasonable efforts to install such S-POP as quickly as reasonably practicable). GlobalCenter and StorageNetworks will mutually decide initial S-POP size and future growth plan based on business need at each GDC.


B.1  IMPLEMENTATION PLANNING & COORDINATION

  The Program will be targeted initially at driving Customers to those GDCs where StorageNetworks is planning to have an S-POPsm data center.

  Specific tasks include, but are not limited to, the following:

  STORAGENETWORKS RESPONSIBILITIES

 . Educate GlobalCenter operations & data center staff on StorageNetworks facility and service provisioning requirements and procedures.

 .  Provide periodic facility forecasts to GlobalCenter.

 . Perform a site survey of data center no later than 60 days before the S-POPsm live date.

 . Provide initial equipment layout diagrams no later than 45 days before the S-POP live date. Such proposed diagrams will not reflect the final equipment layout, but will include all initial equipment requirements.

  GLOBALCENTER RESPONSIBILITIES

 . GlobalCenter will provide StorageNetworks with at least 90 days prior written notice of the opening of any new GDC. StorageNetworks will have the right to acquire space in such GDCs in accordance with the provisions of the Agreement.

 . GlobalCenter will, if available, provide StorageNetworks with contiguous space in each of the GDCs. GlobalCenter will, if available and to the extent reasonably practicable, provide the space directly adjacent to the transport room and the main cabling tray/basket pathway at each facility.

 . Not later than July 31, 2000, GlobalCenter will ensure that the data center managers at each existing facility where StorageNetworks will be or is licensing space have reviewed StorageNetworks' SPOP Co-Location Standard in Exhibit D and that any technical or


This information (data) contained in this Agreement constitutes a trade secret and/or information that is commercial or financial and confidential or privileged.

operational issues raised by such data center managers are clearly identified and provided in writing to GlobalCenter's program manager and StorageNetworks program manager.

 . Not later than July 31, 2000, GlobalCenter will ensure that individual data center managers and technical staff have been briefed on the Agreement and the Services and that key installation and provisioning requirements for the Services have been clearly defined (e.g., point-point fiber cable measurement, installation, and provisioning; power; cable path diversity; and StoragePort deployment).

  B.2  PROGRAM PERSONNEL

  StorageNetworks Responsibilities

 . StorageNetworks shall provide a Global Services Program Manager to manage and coordinate the implementation of StorageNetworks' infrastructure and storage service delivery capability at GDCs. The Global Services Program Manager will be the primary point of contact at StorageNetworks for operational issues including taking space, coordinating build-out, establishing the customer care interface between GlobalCenter and StorageNetworks' Customer Support Center and supporting the Service delivery to each customer and shall have an appropriate level of authority to evaluate and resolve any deployment and service-affecting issues within any GDC.

 . In addition to the Program Manager, StorageNetworks shall provide an Alliance Manager to: serve as marketing/sales/relationship liaison between the StorageNetworks and GlobalCenter sales forces and management; develop StorageNetworks sales programs to target both new prospects and existing customer accounts; support the preparation of proposals for the Services; plan and conduct Customer and executive visits; coordinate with the StorageNetworks Global Services Program Manager.

 . StorageNetworks shall provide GlobalCenter with regional, national and international points of contact to administer effectively the GlobalCenter operations relationship.

  GLOBALCENTER RESPONSIBILITIES

 . GlobalCenter will designate a Program Manager as the primary point of contact for StorageNetworks to address all operations and facility issues on a global basis. This person will have an appropriate level of authority to evaluate and resolve any deployment and service-affecting issues within each individual data centers.

 . GlobalCenter will assign a person responsible for assisting StorageNetworks in developing a joint operations training program and subsequent deployment of the training program to GlobalCenter personnel.

 . Within thirty (30) days of a written request from StorageNetworks, GlobalCenter will provide StorageNetworks with a list of all key regional, national, and international contacts necessary to effectively administer the StorageNetworks operational relationship. This list will include the data center managers, technical contacts, program managers, and shipping and telco contacts.


B.3  FACILITY PROVISIONING

StorageNetworks and GlobalCenter will work together on developing and provisioning S-POPs in each GDC. This will involve defining floor space and layout requirements, physical security, power, fiber cable management, heating/cooling requirements, and ability to move large and heavy cabinets of equipment within the data center from the loading dock to the StorageNetworks cage.

Specific responsibilities include, but are not limited to, the following:

STORAGENETWORKS RESPONSIBILITIES

Provide customer fiber cabling assemblies to GlobalCenter at no charge to GlobalCenter.

Provide S-POP fiber cable management system.

Provide power requirements to GlobalCenter

GLOBALCENTER RESPONSIBILITIES

All space in GDCs licensed to StorageNetworks shall meet the requirements set forth in Exhibit D.

All reasonable StorageNetworks S-POP power requirements will be supplied and installed by GlobalCenter.

All POTS and Frame relay cross-connects will be provided by GlobalCenter, to the extent reasonably practicable, within three (3) working days of a written request by StorageNetworks. The written request must occur after the lines have been terminated in the GlobalCenter networking room.

GlobalCenter shall ensure that fiber cable tray and conduit facilities are available from StorageNetworks' S-POP(s) to all cabinets / suites within the facilities o Customers who have purchased the co-branded Services of the Parties.

  GlobalCenter shall provide adequate heating/cooling in accordance with the requirements set forth in Exhibit D.

  Provide sufficient rack space for routers and switches.

B.4  CUSTOMER SERVICE PROVISIONING

  StorageNetworks and GlobalCenter will coordinate Customer engagement, engineering review processes, service delivery and acceptance procedures, customer care processes, and change order procedures.

  The Parties will establish key tasks / intervals for the entire Customer provisioning process for the Services and will communicate those tasks / intervals to their internal organizations. The objective is to ensure that Customers are provisioned in a consistent and timely manner. The Parties agree that due to certain complex customer configurations, the standard provisioning intervals may not apply. In those cases, the Parties will promptly communicate the actual intervals to the Customer.

  The Parties goal for provisioning the Services, from receipt of Customer order to service activation, will be to consistently achieve a maximum 15 calendar day interval.

  Specific tasks include, but are not limited to, the following:

STORAGENETWORKS RESPONSIBILITIES

  StorageNetworks shall have responsibility to perform the following activities in connection with this Section B.4, at its own and sole expense:

  Upon receipt of an order from GlobalCenter, StorageNetworks shall provide all hardware, software, network equipment and personnel required to adequately deliver the StorageNetworks' portion of the Services including, but not limited to:

       Ordering and delivery of all storage hardware and software

       Ordering and delivery of StoragePort Access Channel devices.

       Ordering and delivery of multimode fiber cable assemblies of the appropriate type and distance for connecting Customer servers (via StoragePort device) to StorageNetworks' SPOP(s).

       Ordering and delivery of server attach kits to allow connection of the Customer's servers, via the StoragePort, to StorageNetworks' SPOP.

       Issuing to GlobalCenter Service Orders required to deliver the Services.

       Configuration, test, and activation of the Services.

       Providing fiber cable installation and test guidelines to GlobalCenter.

       Deliver a copy of the customer contract to GlobalCenter to start customer provisioning.

  StorageNetworks reserves the right to make all storage service infrastructure decisions including choice of vendor.

  StorageNetworks will deploy the requisite personnel and network resources to turn up/ increase capacity for Customers.


GLOBALCENTER RESPONSIBILITIES

  GlobalCenter shall have responsibility to perform the following activities in connection with this Section B.4, at its own and sole expense:

       GlobalCenter will be responsible for measuring the required length of fiber and installation and test of point-point fiber cables directly from the StorageNetworks S-POP(s) to the StoragePort located in the Customer's cage/cabinets in accordance with the interval established in this Section B.4.

       GlobalCenter will be responsible for ensuring that the provisioning tasks associated with the facility services are integrated in the GlobalCenter Order Entry system (e.g. 208V, 50Amp and 30Amp 3-phase power cables, point-point fiber installation, providing measurements of the fiber cable run.)

       GlobalCenter will work with StorageNetworks to provide guaranteed turn-around times on installation and provisioning requests such as cage builds, power, fiber cable installation and cross-connects, and telco installation.

B.5  CUSTOMER CARE

  The Parties will continue to develop a joint Customer Care plan. The plan will identify specific procedures and processes for handling trouble tickets, change orders, and escalation procedures between the Parties' respective customer care organizations. Additionally, the Parties will evaluate the feasibility of electronic integration of the Parties customer care systems to ensure the highest levels of customer satisfaction.

  The Parties agree to meet at least once every quarter to review procedures, performance measurements, and update processes.

  Specific responsibilities include, but are not limited to, the following:

  STORAGENETWORKS RESPONSIBILITIES

  StorageNetworks Customer Support Center (CSC) will work with GlobalCenter to create a list of questions that are frequently asked by the Customer, along with information needed to answer the questions. StorageNetworks and GlobalCenter will define the circumstances which will result in the call being escalated to StorageNetworks via the toll free CSC telephone number, 877-769-0009.

  StorageNetworks and GlobalCenter will develop a procedure to provide an electronic copy of incident tracking information, including the incident tracking number.

  GLOBALCENTER RESPONSIBILITIES

  GlobalCenter will provide StorageNetworks CSC with an incident tracking number for cross reference purposes and electronic copies of any information pertaining to the reason for the call. Electronic copies will be emailed to customer.support@storagenetworks.com.unless an alternative electronic format has previously been implemented. The GlobalCenter incident tracking number needs to be included in the message's subject line.

B.6  TRAINING

  StorageNetworks and GlobalCenter will provide training on the Services to GlobalCenter personnel not later than July 31, 2000. Representatives from GlobalCenter and StorageNetworks will meet to develop a Joint Training Plan ("JTP") not later than June 30, 2000. The JTP document will be the result of the combined planning efforts of the Parties representatives and will identify the specific activities and timelines for training.

  The Parties will prioritize the training in the GDCs where the Services will be available first.

  The Parties agree that each Party shall be responsible for its own internal time and expenses utilized in developing the JTP and the resulting training programs and materials that result from the JTP.

  Specific responsibilities include, but are not limited to, the following:

  STORAGENETWORKS RESPONSIBILITIES

  StorageNetworks shall have responsibility to perform the following activities in connection with this Section B.6, at its own and sole expense:

  StorageNetworks is responsible to educate appropriate GlobalCenter Operations, Sales, Professional Services and Product Management staff on the StorageNetworks portion of the Services prior to (or simultaneously with) the release of said Services.

  StorageNetworks is responsible to ensure that StorageNetworks support personnel are adequately trained to provide support to GlobalCenter's Customers with respect to the StorageNetworks portion of the Services.

  GLOBALCENTER RESPONSIBILITIES
  -----------------------------

  GlobalCenter shall have responsibility to perform the following activities in connection with this Section B.6, at its own and sole expense:

  GlobalCenter is responsible to educate appropriate StorageNetworks Operations, Sales, Professional Services and Product Management staff on the GlobalCenter portion of the Services prior to (or simultaneously with) the release of said Services.

  GlobalCenter is responsible to ensure that GlobalCenter support personnel are adequately trained as required to provide Tier 1 support to Customers with respect to the GlobalCenter portion of the Services.

  GlobalCenter will provide appropriate facilities for training and will make commercially reasonable efforts to bring people together on a regional basis for training so that the number of training sessions provided by StorageNetworks is minimized.

B.7  CHANGE MANAGEMENT

  StorageNetworks and GlobalCenter will meet not later than June 30, 2000 to develop procedures for change management. These procedures will be clearly documented and available for dissemination within the Parties internal operations and support organizations not later than July 31, 2000.

  STORAGENETWORKS RESPONSIBILITIES

  GlobalCenter will be provided with at least twenty-one (21) days prior written notice of any scheduled changes made by StorageNetworks that affect the Services. However, if shorter notification period is required, changes will be made with the agreement of GlobalCenter.

  If a scheduled outage is required, StorageNetworks will work with GlobalCenter to ensure that the services are not affected beyond the levels set forth in the Master Service Level Agreement. StorageNetworks reserves the right to proceed with any change if it is determined by StorageNetworks that the change will not cause harm to the customer's specific environment.

  StorageNetworks is responsible to provide the GlobalCenter with a 7x24x365 Customer Service Center that can process change requests for customers. All change requests will follow normal StorageNetworks Change Management procedures.

B.8  MONITORING, EVENT NOTIFICATION & ESCALATION

  StorageNetworks and GlobalCenter agree to meet not later than June 30, 2000 to:

  Develop processes and procedures to integrate their respective network /site monitoring systems.

  Develop processes and procedure for responding to and addressing outages.

  Develop escalation procedures.

  These processes and procedures will be clearly documented and available for dissemination within the Parties internal operations and support organizations not later than July 31, 2000. The objective of this effort is to provide a consistent, timely and quality mechanism for dealing with service-affecting problems.

B.9  SITE SECURITY

  The Parties agree that in each data center, access is granted on an as-needed basis. Facilities must be in place to validate a person's identity and allow appropriate access.

  STORAGENETWORKS RESPONSIBILITIES

  StorageNetworks will comply with GlobalCenter site security and access control policies.

  StorageNetworks will be responsible for all work performed by StorageNetworks personnel and contractors while on GlobalCenter premises.

  StorageNetworks will be responsible for developing and maintaining an authorized site access list which is provided to GlobalCenter periodically as required and in accordance with GlobalCenter site access / security policies.

  GLOBALCENTER RESPONSIBILITIES

  GlobalCenter is responsible for complying with the security provisions in the Master Service Level Agreements between GlobalCenter and StorageNetworks.

  GlobalCenter shall ensure site security and data center access policies and procedures are clearly documented and provided to StorageNetworks not later than June 30, 2000.

  GlobalCenter will update its site access lists no later than 24 hours after confirmed receipt of any written / email request from StorageNetworks authorized representative(s).

  Unless there is an emergency situation in the facility, GlobalCenter is responsible for contacting StorageNetworks before gaining access to StorageNetworks private cage/suite. At all times, other than in the case of an emergency situation, GlobalCenter and/or its authorized representatives must be escorted by a StorageNetworks employee.

  Personal Identification Access Units, such as key cards and biometric readers or onsite security processes requiring identity validation for entry, will be required for direct access to the data center.

B.10  INTER-SITE CONNECTIVITY

  StorageNetworks Responsibilities

  In instances where fiber connectivity is utilized to link one or more GDCs or a GDC to a Customer's facility, StorageNetworks will be responsible for procurement and deployment of such fiber connectivity.

  GLOBALCENTER RESPONSIBILITIES

  GlobalCenter will provide appropriate methods to route fiber cable between two adjoining GDCs. The appropriate method for running the fiber will be jointly determined. Any facilities costs will be the responsibility of GlobalCenter.

B.11  STORAGEPORT

  GlobalCenter and StorageNetworks jointly will implement the StorageNetworks StoragePORTtm access channel in each GlobalCenter data center that houses a StorageNetworks S-POP. The Parties shall use commercially reasonable efforts to integrate an option for GlobalCenter customers to install StoragePorts into the sales process, including GlobalCenter Client Services Representatives informing GlobalCenter customers of the option to have a StoragePort installed in one of their cages at the time of such GlobalCenter customer's installation. In addition, in the event GlobalCenter creates a checklist that will provide GlobalCenter customers with several different options in relation to services provided by GlobalCenter, GlobalCenter shall include in such checklist an option for a GlobalCenter customer to have a StoragePort installed in one of the GlobalCenter customer's cages in a GDC.

  Each StoragePORTtm, both rack mounted and wall mounted, will, if possible, be prominently displayed. StorageNetworks will bear the cost of the StoragePORTtm device and the installation in connection therewith, and all StoragePort equipment will be co-branded with GlobalCenter's Disk-on-Demand(sm) service messaging.

B.12  SUMMARY OF KEY DATES

Section                          DESCRIPTION                                  Date
------------------------------------------------------------------------------------------
B.1      Written notice of the opening of any new data center          90 days prior
         facility
------------------------------------------------------------------------------------------
B.1      GlobalCenter data center managers have reviewed               July 31, 2000
         StorageNetworks SPOP Co-Location Standard.
------------------------------------------------------------------------------------------
B.1      GlobalCenter data center managers and technical staff have    July 31, 2000
         been briefed on the Agreement and Storage Services.
------------------------------------------------------------------------------------------
B.2      Executive Representatives meetings                            Minimum 2 per year
------------------------------------------------------------------------------------------
B.2      GlobalCenter will provide StorageNetworks with key            30 days after
         regional, national, and international contacts.               written request
                                                                       from
                                                                       StorageNetworks
------------------------------------------------------------------------------------------
B.3      POTS and Frame relay cross-connects provided to               3 days, to the
         StorageNetworks by GlobalCenter after lines terminated in     extent reasonably
         networking room                                               practicable
------------------------------------------------------------------------------------------
B.4      Customer order to service activation timeline goal            15 days maximum
------------------------------------------------------------------------------------------
B.5      Meeting to discuss and develop a joint Customer Care plan     June 30, 2000
------------------------------------------------------------------------------------------
B.5      Meeting to review customer care procedures, performance       Quarterly
         measurements, and update processes.
------------------------------------------------------------------------------------------
B.6      Meeting for development of a Joint Training Plan              June 30, 2000
------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------
B.6      Training to GlobalCenter personnel completed                  July 31, 2000
------------------------------------------------------------------------------------------
B.9      Meeting to develop a plan & procedures for Change Management  June 30, 2000
------------------------------------------------------------------------------------------
B.9      Plan documented and disseminated to internal support          July 31, 2000
         organizations
------------------------------------------------------------------------------------------
B.9      GlobalCenter provided with written notice of any scheduled    21 days prior
         changes that affect the Storage Services
------------------------------------------------------------------------------------------
B.10     Meeting to develop processes / procedures for monitoring      June 30, 2000
         systems, response to outages, and escalation procedures
------------------------------------------------------------------------------------------
B.10     Documentation and dissemination of Monitoring, Event          July 31, 2000
         Notification, and escalation processes and procedures.
------------------------------------------------------------------------------------------
B.11     Site Security and data center access policies and             June 30, 2000
         procedures documented and provided to StorageNetworks
------------------------------------------------------------------------------------------
B.11     Site access lists updated                                     Within 24 hours of
                                                                       confirmed receipt
------------------------------------------------------------------------------------------

EXHIBIT C                 SERVICE ORDER
--------------------------------------------------------------------------------
[SERVICE ORDER TO BE ATTACHED]

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                                                       EXHIBIT C

                                    Web Hosting Service Order
GLOBALCENTER                        ------------------------------------
A GLOBAL CROSSING COMPANY           Service Order Term:  1 year subject
                                                         to the term of
                                                         the JMSA
                                    Use with MSA #       5.01.00
                                    Service Order Date:  5/31/00
                                    Estimated Install Date: N/A

--------------------------------------------------------------------------------


CUSTOMER DATA                                                     GLOBALCENTER SALES DATA
----------------------------------------------------------------------------------------------------------------------------------
Company: StorageNetworks                                          Salesperson: Adam Fore
----------------------------------------------------------------------------------------------------------------------------------
Primary Contact: David Boskee
----------------------------------------------------------------------------------------------------------------------------------

Billing Address: 100 Fifth Avenue, 6th Floor                      Address: 141 Caspian Court
                 Waltham, MA 02451                                         Sunnyvale, CA 94089



Phone: (781) 434-6735                                             Phone: (408) 543-9015
Fax: (781) 434-6799                                               Fax: (408) 734-0624
Email: dave.boskee@storagenetworks.com                            Email: afore@globalcenter.net
----------------------------------------------------------------------------------------------------------------------------------

Technical or Secondary Contact: John Clavin                       Secondary Contact: Greg Liberman
Phone: (781) 434-6700                                             Phone: (408) 543-4766
Email: john.clavin@storagenetworks.com                            Email: gliberman@globalcenter.net
----------------------------------------------------------------------------------------------------------------------------------

COMPLEX WEB HOSTING - ONE TIME INSTALLATION FEES:

                                                                                                  UNIT         EXTENDED
 ITM #                                DESCRIPTION                                QTY      UM      PRICE         PRICE
---------------------------------------------------------------------------------------------------------------------------
   2     ADDITIONAL POWER CIRCUIT:  SEE JMSA                                                        $[**]              [**]
                                                                                                 Includes
                                                                                                    labor
---------------------------------------------------------------------------------------------------------------------------
   3     CO-LOCATION INSTALLATION: Setup of racks or cages in the data center                                          [**]
         facilities.

---------------------------------------------------------------------------------------------------------------------------
   4     INSTALLATION AND COORDINATION FEES                                          2   HRS     By Quote              [**]
---------------------------------------------------------------------------------------------------------------------------
WEB HOSTING - ONE TIME FEES TOTAL                                                                                    $ [**]
---------------------------------------------------------------------------------------------------------------------------


The information (data) contained in this Service Order is confidential and proprietary information, and contains trade secrets and other privileged information. It is furnished to the Buyer in confidence and upon the condition that it be used only for internal evaluation purposes, and not divulged or disclosed to third parties without the written consent of GlobalCenter. GC Complex Web Hosting SO/Quote Ver. 5 Rev. 4 March 2000

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                    Web Hosting Service Order
GLOBALCENTER                        ------------------------------------
A GLOBAL CROSSING COMPANY           Service Order Term:  1 year subject
                                                         to the term of
                                                         the JMSA
                                    Use with MSA #       5.01.00
                                    Service Order Date:  5/31/00
                                    Estimated Install Date: N/A



COMPLEX WEB HOSTING - MONTHLY RECURRING FEES:

 ITM #                                DESCRIPTION                                 QTY       UM      UNIT     EXTENDED PRICE
                                                                                                   PRICE
----------------------------------------------------------------------------------------------------------------------------
   1     ADDITIONAL POWER CIRCUITS:  As per SPOP specification                         1      EA      $[**]             [**]
----------------------------------------------------------------------------------------------------------------------------
   2     CO-LOCATION SERVICES: Monthly rental of secure space in a data center facility.

         Toyama Data Center (S-POP opened 12/99)                                      50  Sq. ft      $[**]         $[**]
         Borregas Data Center (S-POP opened 1/00)                                  1,200  Sq. ft      $[**]         $[**]
         Anaheim Data Center (S-POP opened 3/00)                                     300  Sq. ft      $[**]         $[**]
         Herndon Data Center (S-POP opened 12/99)                                    600  Sq. ft      $[**]         $[**]
         New York Data Center (S-POP opened 2/00)                                    600  Sq. ft      $[**]         $[**]
         *The amounts payable for the space licensed pursuant to this Service
         Order shall be payable in accordance with Exhibit A of the JMSA.
----------------------------------------------------------------------------------------------------------------------------
   3     TECHNICAL ACCOUNT MANAGER (TAM) CONSULTING TIME:                                   HR                          [**]
         Committed Time for 0 - 9 Hours      $[**]/hr
         Committed Time for 10 - 40 Hours    $[**]/hr
         Committed Time for Over 40 Hours    $[**]/hr
         Non-contracted Time - $[**]/hr
         Non-contracted time is utilized in 1-hour time blocks.
         Emergency Rate  - $[**]/hour over the current rate.  Billed in 2-hour blocks.
         Emergency time (6pm-8am local time, Monday through Friday, weekends and holidays).
----------------------------------------------------------------------------------------------------------------------------
WEB HOSTING - MONTHLY RECURRING FEES TOTAL                                                                             $[**]
----------------------------------------------------------------------------------------------------------------------------


The information (data) contained in this Service Order is confidential and proprietary information, and contains trade secrets and other privileged information. It is furnished to the Buyer in confidence and upon the condition that it be used only for internal evaluation purposes, and not divulged or disclosed to third parties without the written consent of GlobalCenter. GC Complex Web Hosting SO/Quote Ver. 5 Rev. 4 March 2000

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


[GLOBALCENTER LOGO APPEARS HERE]       Web Hosting Service Order
GLOBALCENTER                           ----------------------------------------
A GLOBAL CROSSING COMPANY              Service Order Term:      1 year subject
                                                                to the term of
                                                                the JMSA
                                       Use with MSA #           5.01.00
                                       Service Order Date:      5/31/00
                                       Estimated Install Date:  N/A

--------------------------------------------------------------------------------
TERMS and CONDITIONS:

1. Monthly recurring charges for space commence upon the date of receipt of equipment by GlobalCenter into the space, or 30 days from the execution of this Service Order, whichever occurs first.

2. Cartage fees and off-hours elevator service fees charged by building management at 111 8th Avenue, NYC for client moves, trash and packing material disposal will be forwarded to the client for payment, and are the obligation of the client, not GlobalCenter.

3. This Service Order is subject to both the terms and conditions set forth in that certain Amended and Restated Joint Marketing and Services Agreement between the Parties, dated as of the date hereof ("JMSA") and the terms and conditions of the MSA (as defined below).

4. Notwithstanding anything to the contrary set forth herein, during the term of the JMSA, GlobalCenter agrees not to terminate this Service Order in accordance with Section 10.1 of the MSA.

--------------------------------------------------------------------------------
95TH PERCENTILE RULE

Clients are billed monthly for the committed bandwidth. GlobalCenter monitors SNMP bandwidth and takes a data point reflecting bandwidth utilization at that particular instance on the client's Internet connection(s) every 5 minutes, then averages every 30 minutes for a billing period of one month. At the end of the month, all the data samples are collected then sorted from highest to lowest and the top 5% are discarded. The next highest data sample will then be referred to as the "95th Percentile" number. This number will then be used as the basis in computing the additional (burst) bandwidth amount for that particular month over the committed bandwidth already purchased.


All Service Orders are subject to the GlobalCenter Master Service Agreement entered into between the Parties as of the date hereof (the "MSA"). This Service Order serves as a Purchase Order when signed by authorized representatives of client and GlobalCenter. Please send or FAX signed Service Order to the above GlobalCenter address. This service order pricing is valid and may be accepted for 30 days.

FOR CLIENT:                                                       FOR GLOBALCENTER:
Accepted by:                                                      Accepted by:

-----------------------------------------------------             -----------------------------------------------------------
Printed Name:                                                     Printed Name:

-----------------------------------------------------             -----------------------------------------------------------
Title:                                                            Title:

-----------------------------------------------------             -----------------------------------------------------------
Date:                                                             Date:

-----------------------------------------------------             -----------------------------------------------------------
PO#
--------------------------------------------------------



The information (data) contained in this Service Order is confidential and proprietary information, and contains trade secrets and other privileged information. It is furnished to the Buyer in confidence and upon the condition that it be used only for internal evaluation purposes, and not divulged or disclosed to third parties without the written consent of GlobalCenter. GC Complex Web Hosting SO/Quote Ver. 5 Rev. 4 March 2000

Exhibit D    STORAGENETWORKS FACILITIES REQUIREMENTS
--------------------------------------------------------------------------------

  INTRODUCTION



StorageNetworks, Inc. is building a worldwide network to support the data storage needs of the e-Economy. Data storage equipment will be installed within new and existing co-location facilities as well as customer data centers. The data storage location is referred to as an S-POP.

This document contains the physical site planning requirements and guidelines for the installation of data storage and associated electronic communications equipment and materials that will be installed, operated and maintained by StorageNetworks, Inc. personnel. It is intended solely to provide guidance for the co-location facility manager, the S-POP design engineers and construction contractors and the S-POP communications cabling planners. Supplementary specifications, equipment layouts, floor plans and requirements for special conditions will be provided for each specific site.

Requests for technical information regarding the co-location provider's facility systems are included in this document. This information is necessary to aid StorageNetworks, Inc. personnel in understanding the design, operation and reliability of the mechanical and electrical support systems, the fire protection systems and the physical security of this facility.

ALL PHYSICAL SITE REQUIREMENTS ARE SUBJECT TO THE LOCAL BUILDING AND FIRE CODES OF ANY APPLICABLE GDC. GLOBALCENTER WILL USE COMMERCIALLY REASONABLE EFFORTS TO ACHIEVE THESE GUIDELINES. STORAGENETWORKS WILL BE NOTIFIED WHEN GLOBALCENTER CANNOT MEET THESE SPECIFICATIONS AND BOTH COMPANIES WILL WORK TOGETHER TO COME TO A MUTUALLY AGREEABLE SOLUTION.

     Physical Site Requirements

1.1. Walls/partitioning system: Wire cage partitions, metal studs and drywall, modular panel systems or other similar systems are acceptable methods for securing the S-POP space. Visual access from main aisle-ways is preferred. Walls/partitioning must extend from structural ceiling to raised floor or at a minimum 96in/243.84cm above the finished raised floor.

1.2. Doors: Sliding or swinging doors with clear dimensions sufficient to accommodate entry of storage equipment measuring 75in/190.3cm high x 69in/174.5cm wide x 36.5in/92.5cm deep and equipment cabinets measuring 84.5in/214.63cm high x 24in/60.96cm wide x 36in/91.44cm deep. Where possible, removable headers and transoms above the doors are preferred. Doors must be lockable.

1.3. Raised floor system: Standard data center type, 24in/60.96cm x 24in/60.96cm panels are required.

 .    height:  minimum raised floor height of 12in/30.48cm
     ------

 .    minimum floor load requirements:
     -------------------------------

     o  Floor load bearing: 300psf

 .    grid type:  Rigid grid with bolted stringers is required.   Note that some
     ---------
     equipment may require additional stanchions located approximately at the center of uncut corner floor tiles for extra support.

 .    floor panel cutouts:  Floor panel cutouts to accommodate the bus and tag
     -------------------
     cables are required. All cutouts will be trimmed off. Dimensions and locations of cut outs will be shown on final drawings for each specific site.

 .    Earthquake bracing is required in earthquake prone regions.

1.4. Clearances: CLEAR HEIGHT MINIMUM OF 93IN/236.22CM ABOVE THE
RAISED FLOOR WITHIN THE S-POP IS REQUIRED.

1.5. Accessibility: Access from the loading dock, elevators and common area corridors leading to the S-POP space must be adequate to accommodate delivery of storage equipment 75in/190.3cm high x 69in/174.5cm wide x 36.5in/92.5cm deep, weighing 3,127lbs/1,421kg and equipment cabinets measuring 84.5in/214.63cm high x 24in/60.96cm wide x 36in/91.44cm deep and weighing 1,300lbs/589.7kg.

1.6. Signage locations: A vinyl banner measuring 36in/91.44cm x 96in/243.84cm and a sign measuring 24in/60.96cm x 36in/91.44cm may be attached to the wall/partitioning. StorageNetworks, Inc will provide the banner and sign.

1.7. Obstructions: Pipes, ducts, conduits, light fixtures, etc. within the S-POP space MUST BE AT LEAST 108IN/274.32CM ABOVE FINISHED FLOOR HEIGHT. There should be no obstructions in the immediate vicinity of the S-POP entry way(s) that would interfere with the delivery of new equipment.

2.   ELECTRICAL POWER SERVICES

2.1. Primary Service:

     Utility Provider:          Identify utility company(s)

     Number of lines:           Identify line number(s)

     Underground or overhead:   Identify type

     Redundant transformer:     Identify ratings and location

     Power Factor:              Determine power factor

     Harmonic Distortion:     Determine total harmonic distortion

2.2. General area lighting: Adequate emergency lighting must be provided in accordance with the governing building codes to permit personnel to service the equipment in the event of a power failure.

2.3. Emergency egress lighting: Determine locations of nearest fixtures.

2.4. Critical equipment power: The design of the mission critical electrical distribution system must contain the capacity and capability to provide Fault Tolerant functionality. This will enable the infrastructure to withstand one unplanned system failure with no impact on the critical loads.

     Based on manufacturer's nameplate data, the maximum power density for a fully configured S-POP is approximately 162 watts/sf. Note that most of the data storage devices to be installed require two dedicated or isolated AC power lines located within 6 feet of a specified location depending upon the actual model number of the device. The power line sources must reside on separate circuit panels or power distribution units and separate UPS systems.

2.5. UPS/batteries: Identify number of modules, capacity, load utilization,
battery life and configuration (n+1, 2n, 2n+1, etc.).   Identify all single
points-of-failure.

2.6. Identify if shared with others or if dedicated to StorageNetworks' S-POP.

2.7. Auxiliary generators: Identify number of generators, capacity, load utilization, configuration (n+1, n+2, 2n, etc.) and fuel storage capacity.

2.8. Power distribution units: Identify number of PDU's that will serve the S-POP, the capacity of each, load balance values, and load utilization. Identify if shared with others or if dedicated to the S-POP.

2.9. Grounding: Grounding requirements are referenced in the equipment specifications. All work must be in accordance with the governing local codes and standards.

2.10. Circuit Identification: Label all receptacles and connectors with the specific equipment identifier, UPS #, PDU #, panel-board and circuit number designations.

2.11. Convenience power: Provide (2) convenience receptacles for non-equipment purposes. Label the receptacles as "NON-UPS".

2.12. Remote Power Monitoring: Remote power monitoring may be required at locations where onsite 24x7 monitoring by the co-location provider is not available.

3.   MECHANICAL SERVICES

Environmental equipment: The design of the mission-critical cooling system must contain the capacity and capability to provide Fault Tolerant functionality. This will enable the infrastructure to withstand one unplanned system failure with no impact on the critical loads.

       Cooling units: Identify number of A/C units serving the S-POP, capacity, utilization and configuration (n+1, n+2, etc.). Based on manufacturer's nameplate data, the approximate heat dissipation of a fully configured S-POP is approximately 510 btu/hr/sf.

3.1. Remote Power Monitoring: Remote power monitoring may be required at locations where onsite 24x7 monitoring by the co-location provider is not available.

3.2. Fire Protection equipment:

               smoke/fire detection systems:  Identify type of fire and smoke detectors

               smoke/fire alarm system:       Identify location of nearest a/v
                                              device

               pre-action sprinkler:          Identify type of sprinkler system

               gas suppression:               Identify type of gas suppression
                                              system

               portable fire extinguishers:   Identify location of nearest
                                              portable extinguisher

               remote fire alarm monitoring:  Identify location of remote monitoring

4.   SECURITY

  StorageNetworks, Inc. treats customer data with the highest levels of security and as such our facilities must be secure and safe. In each facility access is granted on an as needed basis. Procedures must be in place to validate a person's identity and allow appropriate access of StorageNetworks' personnel by an authorized StorageNetworks' representative. Key-cards, palm-readers or an on-site security access process requiring identity validation for entry will be required for access to the technical operations spaces.

4.1. Access control equipment: Identify type of access control systems in use at the facility entrance and at the S-POP cage doors.

4.2. Key locks: Identify type, key number and control procedure.

4.3. Video monitoring: Identify nearest location to S-POP and coverage.

4.4. Motion detection: Identify nearest detector to S-POP.

4.5. Remote monitoring:  Identify location of 24x7 remote monitoring systems.

Exhibit F - GlobalCenter Master Service Agreement
--------------------------------------------------------------------------------

     [MSA to be attached]

EXHIBIT G MUTUAL INDUCEMENTS

  In order to ensure the successful execution and continuity of the GlobalCenter-StorageNetworks alliance for delivery of Storage Services, the following marketing activities shall be pursued:

  SALES FORCE TRAINING: All relevant sales force personnel at GlobalCenter and StorageNetworks shall receive training on the presentation and value of the Storage Services to be delivered at GDCs.

  MARKETING MEDIA: Both Parties shall actively commit their respective marketing departments to stimulate and maintain market awareness of the Storage Services to be delivered at the GDCs. Primary marketing media to be included in this inducement include, but are not limited to, internet, print, person-to-person, and public exhibits. See Exhibit I for details on marketing activities.

EXHIBIT H PROJECT TEAM ROSTER

GLOBALCENTER PROJECT TEAM

PRODUCT MANAGEMENT
------------------

          Adam Fore, Product Manager - Storage Network Architecture

PROJECT MANAGEMENT
------------------

          Rick Sparks, Senior Program Manager

INSTALLATION/ PROVISIONING
--------------------------

          Debra Nathan, Install Coordinator

FACILITIES
-----------

          Gene Merkel - National Director of Operations

          Mike Marino -  Facilities coordinator - NY

          Dennis Coleman - Facilities coordinator - Herndon, VA

          Mark Noble - Facilities Coordinator - Sunnyvale

  OPERATIONS:
  -----------

          Mary Sue Bizzari, Senior Director

  MARKETING/ PR:
  --------------

          Joan McIsaac, Manager Alliance Marketing

          Ron Mason, Manager Product Marketing

          Sherbeam Lewis, PR Specialist

  PROF. SERVICES:
  ---------------

          Chris Coluzzi, Manager TAM

  SALES:
  ------

          Tom Alvary, Director of Sales

  SALES OPERATIONS:
  -----------------

          Carolyn McBride, Manager Sales Operations

  TECHNICAL ADVISOR:
  ------------------

          Scott Santana, Manager R&D

  LEGAL:
  ------

          Greg Liberman, Vice President & Associate General Counsel

  FINANCE:
  --------

          Derek Chang, Executive Vice President & Chief Financial Officer

  STORAGENETWORKS PROJECT TEAM

  BUSINESS PLAN AND PROJECT OVERSIGHT:
  ------------------------------------

          Jack Salerno, Director of Alliances

  OPERATIONS:
  -----------

          Dave Boskee, Program Manager

  Marketing:
  ----------

          Graeme Jarvis, Director of Partner Marketing

  MARCOMM:
  --------

          Nicole Gorman, Director of Marketing Communications

  PROF. SERVICES:
  ---------------

          Russell Rusch, Director of Professional Services

  SALES:
  ------

          John Lloyd, Western Region Director of Sales Operations

  TRAINING:
  ---------

          Rick Cameron, Director of Corporate Education

  LEGAL:
  -----

          Dean Breda, General Counsel

  FINANCE:
  -------

          Paul Flanagan, Chief Financial Officer

EXHIBIT J - RULES OF SALES ENGAGEMENT

1. LINES OF COMMUNICATION

StorageNetworks and GlobalCenter regional sales directors will coordinate efforts within their regions and act as the point of contact for their respective field sales forces. Each regional sales director will provide complete lists of area account executives and plans for ensuring initial account meetings and interaction.

2. TEAMING

The appropriate level of account teaming will be defined by the existing relationship with the Customer. StorageNetworks and GlobalCenter agree that one of the below scenarios will be utilized for engaging Customers:

1. StorageNetworks possesses the initial relationship with prospective or present Customer and will introduce said Customer to a GlobalCenter sales representative to assist in selling the Services and/or other services provided by the Parties or GlobalCenter.

2. GlobalCenter possesses the initial relationship with prospective or present Customer will introduce said Customers to a StorageNetworks sales representative to assist in selling the Services and/or other services provided by the Parties or StorageNetworks.

3. Both GlobalCenter sales and StorageNetworks sales jointly approach the initial Customer to present the Services and/or other services provided by the Parties.

3. SALES TRAINING

  3.1 Regional sales training. Each Party will deliver presentations and engage in appropriate training to support the roll-out of the Services and gain familiarity with the other Party's business operations.

  3.2 Ongoing training. Periodically, the Parties agree to engage in joint training of their sales forces as it pertains to delivery and presentation of the Services.

4. CONFLICT RESOLUTION.

In the event of a dispute regarding any sales account issues, both Parties agree to attempt to resolve the conflict first at a local level. In the event of an impasse, the issue will be addressed at a regional level or escalated to their appropriate sales or corporate leadership, as merited.